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EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation of our report, dated January 24, 1996, on the consolidated financial statements and supporting schedule of GTE California Incorporated and subsidiaries included in this Form 10-K, into the Registration Statement filed on Form S-3 (File No. 333-1001).


                                                           ARTHUR ANDERSEN LLP

Dallas, Texas
March 21, 1996